                                                                    Exhibit 99.1



             deltathree Reports Third Quarter 2003 Financial Results

New York, NY - November 6, 2003 - deltathree, Inc. (NasdaqSC: DDDC), a leading provider of SIP-based hosted communications solutions for service providers and consumers worldwide, today announced financial results for the third quarter ended September 30, 2003.

                  Highlights of the Third Quarter 2003 Include:
                  ---------------------------------------------

o Revenues increased 11% versus 2Q 2003 to $3.3 million, exceeding management's guidance.

o Net loss per share reduced 33% versus 3Q 2002 to ($0.06) per share, in line with management's guidance.

o        EBITDA loss per share reduced 50% versus 3Q 2002 to ($0.02) per share.

o        Gross margins rose to 40% of revenue versus 35% in 2Q 2003.

o        Better than expected quarterly cash utilization reduced to $578,000.

Total revenues for the third quarter of 2003 were $3.3 million compared to revenues of $3.2 million reported for the third quarter of 2002, and $3.0 million reported for the second quarter of 2003. The third quarter results represent an increase of 11% or a $335,000 improvement compared to the second quarter of 2003 and an increase of $106,000 compared to the third quarter of 2002.

deltathree's net loss for the third quarter of 2003 was $1.9 million or ($0.06) per share compared to a net loss of $2.7 million or ($0.09) per share in the third quarter of 2002, and a net loss of $2.4 million or ($0.08) per share in the second quarter of 2003. The third quarter results represent a 31% improvement compared to the third quarter of 2002 and the Company's twelfth straight quarterly improvement.

Gross margins for the third quarter of 2003 were 40% of revenue compared with gross margins of 32% in the year ago period. EBITDA (earnings before interest, taxes, depreciation and amortization) loss for the third quarter of 2003 was $603,000 or ($0.02) per share, compared to a loss of $1.2 million or ($0.04) per share in the third quarter of 2002, a 50% improvement. EBITDA is presented because it is a widely accepted performance indicator, although it should be noted that it is not a measure of liquidity or of financial performance under Generally Accepted Accounting Principles (GAAP). The EBITDA numbers presented may not be comparable to similarly titled measures reported by other companies. EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with the SEC Regulation G, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading "Reconciliation of Non-GAAP Financial Information to GAAP" immediately following the Condensed Consolidated Statements of Operations included in this press release. All EBITDA figures are exclusive of non-cash employee compensation charges.

deltathree's cash usage for the third quarter of 2003 was a better than forecasted $578,000 (management had anticipated cash usage for the quarter in the range of $750,000 million to $1.25 million). Comparatively, cash usage for the second quarter of 2003 was $618,000 and $1.1 million during the third quarter of 2002.

deltathree ended the third quarter of 2003 with approximately $18.5 million in cash and short-term investments, and no outstanding debt.

deltathree Operational Review

Shimmy Zimels, deltathree's Chief Executive Officer, stated, "I am pleased to report that deltathree's third quarter 2003 results met or exceeded our stated guidance. Most importantly, strength in deltathree's core IP telephony services helped the Company return to posting top line revenue growth in the sequential and year-over-year comparisons. deltathree managed to increase revenues while simultaneously expanding overall gross margins to 40%. Improvements in revenue and gross margin were complemented by meaningful reductions in quarterly net loss and quarterly cash usage.

"The primary business drivers for the third quarter remained deltathree's core iConnectHere consumer VoIP service, and strong results from our network of global resellers and service provider partners. deltathree's iConnectHere offering continued to gain traction domestically and internationally, as consumers worldwide continue to seek out ways to make their telecommunications dollars go farther. In the international markets, deltathree continues to `bridge the telecommunications gap' where telephony choices are low or non-existent for some consumers. Through our resellers on the ground in the local markets, deltathree offers high quality, low cost alternative telephony applications for consumers to reach out to friends, relatives and business partners worldwide, which might otherwise be cost prohibitive. In more developed telecommunications markets, deltathree's broadband telephony application provides an alternative or secondary phone line with high quality, high value telecommunications solutions. Our broadband phone provides advanced telephony feature sets which can not be matched by traditional phone service. Overall, improvements in VoIP call quality, higher broadband penetration rates and increased `ease of use' have all contributed to VoIP's gradual shift towards becoming a more mainstream consumer telephony application," continued Mr. Zimels.

Paul White, deltathree's Chief Financial Officer stated, "deltathree's third quarter results exhibited solid progress across all our key financial metrics. Having now achieved twelve consecutive quarters of improving bottom line EPS results, we continue to move forward towards our goal of breaking even on a quarterly basis. Just as important, we reached a turning point in terms of generating top line growth during the third quarter of 2003. deltathree posted 11% sequential revenue growth as improvements in net loss and revenue were supported by a further expansion of deltathree's gross margins. Strict controls on operating expenses and improved working capital management allowed deltathree to post better than forecasted cash utilization during the third quarter."

deltathree Financial Guidance

For the fourth quarter of 2003, deltathree forecasts a quarterly net loss (excluding non-cash compensation and non-recurring charges) within the range of ($0.03) per share to ($0.08) per share. Quarterly cash usage for the fourth quarter of 2003 is forecasted to be in the range of $500,000 to $750,000. Based on initial business activities in October of 2003, deltathree currently anticipates that fourth quarter revenues will increase by 5% to 10% compared to the third quarter of 2003.

Conference Call Details

The deltathree third quarter 2003 earnings conference call will be webcast live at 10:00 a.m. ET [7:00 a.m. PT] today, November 6, 2003. Investors are invited to listen to the live call by dialing 888-276-0005 in the United States or by dialing 612-332-0342 when calling internationally. Investors worldwide can also listen to the call live via deltathree's website, http://corp.deltathree.com. Please go to the website at least 15 minutes early to register, download, and install any necessary audio software. A replay of the call will also be available through the deltathree corporate web site. Those that cannot listen via the webcast are invited to listen to the telephone replay of the presentation by dialing 1-800-475-6701 in the United States or 320-365-3844 internationally and entering reservation number 701367 beginning at 2:00 p.m. ET [11:00 a.m. PT].

About deltathree

Founded in 1996, deltathree is a leading provider of hosted, SIP-based VoIP products and services. deltathree provides private-label products, including PC-to-Phone, Phone-to-Phone, and Broadband Phone, as well as back-office services such as billing, operations management, marketing support, and network management, to service providers worldwide. deltathree's consumer division, iConnectHere, provides award-winning VoIP products directly to consumers. Our high quality Internet telephony solutions are viable and cost-effective alternatives to traditional telephone services. For more information about deltathree, visit our web site at http://corp.deltathree.com.

EBITDA Financial Disclosure

Investors are cautioned that the EBITDA, or earnings before interest, taxes, depreciation and amortization, information contained in this press release is not a financial measure under generally accepted accounting principles. In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with generally accepted accounting principles, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as one measure of our operations. We caution investors that non-GAAP financial information such as EBITDA, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

Except for historical matters contained herein, the matters discussed in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements reflect numerous assumptions and involve risks and uncertainties that may affect deltathree's business and prospects and cause actual results to differ materially from these forward-looking statements.
Among the factors that could cause actual results to differ are the inherent uncertainty of financial estimates and projections, the competitive environment for Internet telephony, deltathree's limited operating history, changes of rates of all related telecommunications services, the level and rate of customer acceptance of new products and services, legislation that may affect the Internet telephony industry, rapid technological changes, and other risk factors contained in deltathree's periodic reports on Form 10-K and Forms 10-Q on file with the SEC and available through http://www.sec.gov.

deltathree Contact:                        Investor Relations Contact:

Paul White                                 Erik Knettel
Chief Financial Officer                    The Global Consulting Group (GCG)
(212) 500-4850                             (646) 284-9415
paulw@deltathree.com                       eknettel@hfgcg.com


                                 (Tables follow)

                                DELTATHREE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                                As of               As of
                                                                             September 30,       December 31,
                                                                                2003                2002
                                                                                ----                ----
                                                                             (unaudited)
                                                                                  ($ in thousands)
ASSETS
Current assets:
 Cash and cash equivalents .........................................         $   3,326          $   5,681
 Short-term investments ............................................            15,169             15,552
 Accounts receivable, net ..........................................               345                652
 Prepaid expenses and other current assets .........................               737                760
                                                                             ---------          ---------
    Total current assets ...........................................            19,577             22,645
                                                                             ---------          ---------
Property and equipment, net ........................................             5,235              9,452
                                                                             ---------          ---------
Deposits ...........................................................               103                100
                                                                             ---------          ---------
     Total assets ..................................................         $  24,915          $  32,197
                                                                             =========          =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable ..................................................         $   1,988          $   2,306
 Deferred revenues .................................................               417                334
 Other current liabilities .........................................             1,922              2,330
                                                                             ---------          ---------
    Total current liabilities ......................................             4,327              4,970
                                                                             ---------          ---------
Long-term liabilities:
 Severance pay obligations .........................................                97                113
                                                                             ---------          ---------
    Total liabilities ..............................................             4,424              5,083
                                                                             ---------          ---------
Commitments and contingencies
Stockholders' equity:
 Class A common stock, - par value $0.001 ..........................                29                 29
 Class B common stock, - par value $0.001 ..........................              --                 --
 Additional paid-in capital ........................................           166,923            166,801
 Accumulated deficit ...............................................          (146,251)          (139,506)

Treasury stock at cost: 257,600 shares of class A common stock as of
  September 30, 2003 and December 31, 2002 .........................              (210)              (210)
                                                                             ---------          ---------
     Total stockholders' equity ....................................            20,491             27,114
                                                                             ---------          ---------
     Total liabilities and stockholders' equity ....................         $  24,915          $  32,197
                                                                             =========          =========


                                DELTATHREE, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                           Three Months Ended              Nine Months Ended
                                                              September 30,                   September 30,
                                                           2003            2002            2003           2002
                                                      ------------    ------------    ------------    ------------
                                                               (unaudited)                     (unaudited)
                                                                       ($ in thousands, except share data)

Revenues ..........................................   $      3,320    $      3,214    $      9,277    $      9,705

Costs and operating expenses:
  Cost of revenues, net ...........................          2,010           2,193           5,827           6,929
  Research and development expenses, net ..........            562             772           1,780           2,645
  Selling and marketing expenses ..................            888             808           2,542           3,027
  General and administrative expenses (exclusive of
     non-cash compensation expense shown below) ...            463             623           1,602           1,743
  Non-cash compensation expense ...................           --              --              --               270
  Depreciation and amortization ...................          1,313           1,675           4,444           4,953
                                                      ------------    ------------    ------------    ------------
     Total costs and operating expenses ...........          5,236           6,071          16,195          19,567
                                                      ------------    ------------    ------------    ------------
Loss from operations ..............................         (1,916)         (2,857)         (6,918)         (9,862)
Interest income, net ..............................             73             194             219             375
                                                      ------------    ------------    ------------    ------------
Loss before income taxes ..........................         (1,843)         (2,663)         (6,669)         (9,487)
Income taxes ......................................            (24)            (45)            (46)            (56)
                                                      ------------    ------------    ------------    ------------
Net loss ..........................................   $     (1,867)   $     (2,708)   $     (6,745)   $     (9,543)
                                                      ============    ============    ============    ============
Net loss per share - basic and diluted ............   $      (0.06)   $      (0.09)   $      (0.23)   $      (0.33)
                                                      ============    ============    ============    ============

Weighted average shares outstanding -
      basic and diluted (number of shares) ........     28,976,345      28,885,606      28,940,979      28,885,606
                                                      ============    ============    ============    ============


                                DELTATHREE, INC.
            RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP

                                                      Three Months Ended                Nine Months Ended
                                                         September 30,                    September 30,
                                                      2003            2002            2003            2002
                                                   ----------      ----------      ----------      ----------
                                                          (unaudited)                    (unaudited)
                                                              ($ in thousands, except share data)

Net Loss in accordance with generally accepted
accounting principles ........................        $(1,867)        $(2,708)        $(6,745)        $(9,543)

Add/(less):
  Depreciation and amortization ..............          1,313           1,675           4,444           4,953
  Income taxes ...............................             24              45              46              56
  Interest Income, net .......................            (73)           (194)           (219)           (375)
                                                   ----------      ----------      ----------      ----------
EBITDA* ......................................          ($603)        ($1,182)        ($2,474)        ($4,909)
                                                   ----------      ----------      ----------      ----------
EBITDA per share - basic and diluted .........         $(0.02)         $(0.04)         $(0.09)         $(0.17)
                                                   ----------      ----------      ----------      ----------
Weighted average shares outstanding -
      basic and diluted (number of shares) ...     28,976,345      28,885,606      28,940,979      28,885,606
                                                   ==========      ==========      ==========      ==========

* earnings before interest, taxes, depreciation and amortization